EXHIBIT NO. 99.(j) 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statements of Additional Information of MFS Diversified Income Fund, MFS Global Real Estate Fund and MFS New Discovery Value Fund, each a series of MFS Trust XIII, in Post-Effective Amendment No. 53 to the Registration Statement (Form N-1A, No 2-74959).

We also consent to the incorporation by reference, in such Statements of Additional Information of our reports, dated April 12, 2013, with respect to the financial statements and financial highlights of MFS Diversified Income Fund and MFS New Discovery Value Fund, and our report, dated April 12, 2013 (except as to Note 8, which is dated as of June 19, 2013), with respect to the financial statements and financial highlights of MFS Global Real Estate Fund, included in the Annual Reports to Shareholders for the fiscal year ended February 28, 2013.

/s/ ERNST & YOUNG LLP

June 24, 2013